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                                                           EXHIBIT 10

                         KENAN TRANSPORT COMPANY

                      1998 LONG-TERM INCENTIVE PLAN

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                          TABLE OF CONTENTS



ARTICLE 1.  PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.1   Purpose. . . . . . . . . . . . . . . . . . . . . . . . . . .1
      1.2   Grant of Awards. . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE 2.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . .1
      2.1   "Award". . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.2   "Board"  . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.3   "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . .1
      2.4   "Committee". . . . . . . . . . . . . . . . . . . . . . . . .1
      2.5   "Non-Employee Director". . . . . . . . . . . . . . . . . . .1
      2.6   "Fair Market Value". . . . . . . . . . . . . . . . . . . . .1
      2.7   "Grantee". . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.8   "Incentive Stock Option" . . . . . . . . . . . . . . . . . .2
      2.9   "Nontandem Stock Appreciation Right" . . . . . . . . . . . .2
      2.10  "Nonqualified Stock Option". . . . . . . . . . . . . . . . .2
      2.11  "Performance-based Compensation Award" . . . . . . . . . . .2
      2.12  "Performance Shares" . . . . . . . . . . . . . . . . . . . .2
      2.13  "Restricted Stock" . . . . . . . . . . . . . . . . . . . . .2
      2.14  "Stock". . . . . . . . . . . . . . . . . . . . . . . . . . .2
      2.15  "Stock Appreciation Right" . . . . . . . . . . . . . . . . .2
      2.16  "Stock Option" . . . . . . . . . . . . . . . . . . . . . . .2
      2.17  "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . .2
      2.18  "Tandem Stock Appreciation Right". . . . . . . . . . . . . .3

ARTICLE 3.  ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . .3
      3.1   Committee. . . . . . . . . . . . . . . . . . . . . . . . . .3
      3.2   Authority of Committee . . . . . . . . . . . . . . . . . . .3
      3.3   Liability; Indemnification . . . . . . . . . . . . . . . . .3

ARTICLE 4.  STOCK SUBJECT TO PLAN. . . . . . . . . . . . . . . . . . . .3
      4.1   Maximum Number of Shares Subject to the Plan . . . . . . . .3
      4.2   Maximum Number of Shares For Any Individual. . . . . . . . .4
      4.3   Reservation of Shares of Common Stock. . . . . . . . . . . .4

ARTICLE 5.  ELIGIBILITY. . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE 6.  STOCK OPTIONS. . . . . . . . . . . . . . . . . . . . . . . .5
      6.1   Grant of Stock Options.. . . . . . . . . . . . . . . . . . .5
      6.2   Stock Option Terms and Conditions. . . . . . . . . . . . . .5
      6.3   Purchase Price . . . . . . . . . . . . . . . . . . . . . . .5
      6.4   Duration of Stock Options. . . . . . . . . . . . . . . . . .5

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      6.5   Exercise of Stock Options. . . . . . . . . . . . . . . . . .5
      6.6   Written Notice Required. . . . . . . . . . . . . . . . . . .6
      6.7   Maximum Amount of Incentive Stock Options in Any Calendar
            Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
      6.8   Cancellation of Stock Appreciation Rights. . . . . . . . . .7

ARTICLE 7.  STOCK APPRECIATION RIGHTS. . . . . . . . . . . . . . . . . .7
      7.1   Grant of Stock Appreciation Rights . . . . . . . . . . . . .7
      7.2   Stock Appreciation Rights Terms and Conditions . . . . . . .7
      7.3   Tandem Stock Appreciation Rights . . . . . . . . . . . . . .7
            7.3.1 Award of Tandem Stock Appreciation Rights. . . . . . .7
            7.3.2 Limitations on Exercise of Tandem Stock Appreciation
                  Rights . . . . . . . . . . . . . . . . . . . . . . . .8
            7.3.3 Surrender or Exchange of Tandem Stock Appreciation
                  Rights . . . . . . . . . . . . . . . . . . . . . . . .8
      7.4   Nontandem Stock Appreciation Rights. . . . . . . . . . . . .8
            7.4.1 Award of Nontandem Stock Appreciation Rights . . . . .8
            7.4.2 Exercise of Nontandem Stock Appreciation Rights. . . .8
      7.5   Settlement of Stock Appreciation Rights. . . . . . . . . . .8
      7.6   Cash Settlement. . . . . . . . . . . . . . . . . . . . . . .9
      7.7   Written Notice Required. . . . . . . . . . . . . . . . . . .9

ARTICLE 8.  RESTRICTED STOCK . . . . . . . . . . . . . . . . . . . . . .9
      8.1   Grant of Restricted Stock. . . . . . . . . . . . . . . . . .9
      8.2   Restrictions and Conditions. . . . . . . . . . . . . . . . .9
      8.3   Duration of Awards . . . . . . . . . . . . . . . . . . . . .9
      8.4   Restricted Stock Certificates. . . . . . . . . . . . . . . 10
      8.5   Rights of Holders of Restricted Stock. . . . . . . . . . . 10
      8.6   Delivery of Restricted Stock . . . . . . . . . . . . . . . 10

ARTICLE 9.  PERFORMANCE SHARES . . . . . . . . . . . . . . . . . . . . 10
      9.1   Grant of Performance Shares. . . . . . . . . . . . . . . . 10
      9.2   Terms and Conditions . . . . . . . . . . . . . . . . . . . 10
      9.3   Cash in Lieu of Stock. . . . . . . . . . . . . . . . . . . 11
      9.4   Performance Objective Period . . . . . . . . . . . . . . . 11

ARTICLE 10.  PERFORMANCE-BASED COMPENSATION AWARDS . . . . . . . . . . 11
      10.1  Awards . . . . . . . . . . . . . . . . . . . . . . . . . . 11
      10.2  Performance Goals. . . . . . . . . . . . . . . . . . . . . 11
      10.3  Limitations of Shares. . . . . . . . . . . . . . . . . . . 11

ARTICLE 11.  TERMINATION OF EMPLOYMENT . . . . . . . . . . . . . . . . 12
      11.1  Termination of Employment. . . . . . . . . . . . . . . . . 12
      11.2  Disability; Normal Retirement.   . . . . . . . . . . . . . 12
      11.3  Death of Grantee . . . . . . . . . . . . . . . . . . . . . 12
      11.4  Termination as Nonemployee Director of the Company . . . . 12
      11.5  Extent of Exercise . . . . . . . . . . . . . . . . . . . . 12
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ARTICLE 12.  TRANSFER RESTRICTIONS . . . . . . . . . . . . . . . . . . 13

ARTICLE 13.  ADJUSTMENTS . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE 14.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . 13
      14.1  Tax Withholding. . . . . . . . . . . . . . . . . . . . . . 13
      14.2  Termination, Amendment of Plan . . . . . . . . . . . . . . 14
      14.3  Prior Rights and Obligations . . . . . . . . . . . . . . . 14
      14.4  Employment . . . . . . . . . . . . . . . . . . . . . . . . 14
      14.5  Securities Laws. . . . . . . . . . . . . . . . . . . . . . 14
      14.6  Compliance with Section 16(b).   . . . . . . . . . . . . . 14
      14.7  Reorganization . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.1 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.2 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.3 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
            14.7.4 . . . . . . . . . . . . . . . . . . . . . . . . . . 15
      14.8  Effective Date and Term of Plan. . . . . . . . . . . . . . 16

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                         KENAN TRANSPORT COMPANY

                      1998 LONG-TERM INCENTIVE PLAN



                              ARTICLE 1.
                               PURPOSE

      1.1 Purpose. This Kenan Transport Company 1998 Long-Term Incentive Plan (the "Plan") is intended to induce those persons who are in a position to contribute materially to the success of Kenan Transport Company (the "Company") to remain with the Company, to offer them rewards in recognition of their contributions to the Company's progress and to offer them incentives to continue to promote the best interests of the Company.

      1.2 Grant of Awards. In order to maintain flexibility in the grant of incentive benefits, the Plan allows for the grant of Stock Options (both Incentive Stock Options and Nonqualified Stock Options), Stock Appreciation Rights, Restricted Stock and Performance Shares.

                                ARTICLE 2.
                               DEFINITIONS

      2.1 "Award" means any grant of Stock Options, Stock Appreciation Rights, Restricted Stock or Performance Shares authorized by the Committee under this Plan.

      2.2   "Board" means the Board of Directors of the Company.

      2.3   "Code" means the Internal Revenue Code of 1986, as amended.

      2.4 "Committee" means the Committee appointed by the Board pursuant to Article 3 of the Plan for the purpose of administering the Plan.

      2.5 "Non-Employee Director" means a person who is both a "Non-Employee Director" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

      2.6 "Fair Market Value" means, as of a given date, the closing sales price per share of the Company's Stock, as reported on the national securities exchange on which the Stock is principally traded on the day preceding the day (or the most recent trading day preceding the day) on which the stock is to be valued. For purposes of this section, the term "national securities exchange" shall include the National Association of Securities Dealers Automated Quotation System. If at the time the determination of Fair Market Value is made the Stock is not admitted to trading on a national securities exchange for which sales prices are regularly


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reported, Fair Market Value shall be determined by the Committee on the basis of such factors as it deems appropriate; provided, however, that Fair Market Value shall be determined without regard to any restriction other than a restriction which, by its terms, shall never lapse.

      2.7 "Grantee" means a person who receives an Award pursuant to the Plan.

      2.8 "Incentive Stock Option" means any Stock Option designated as an Incentive Stock Option within the meaning of Section 422 of Code. Any Stock Option so designated shall be construed to comply in every respect with Section 422 of the Code.

      2.9   "Nontandem Stock Appreciation Right" means any Stock
Appreciation Right granted pursuant to Article 7 of the Plan in a manner not related to a grant of a Stock Option.

      2.10 "Nonqualified Stock Option" means any Stock Option granted pursuant to the Plan that is not designated as being an Incentive Stock Option under Section 422 of the Code. Any Stock Option so designated shall not be subject to Section 422 of the Code.

      2.11 "Performance-based Compensation Award" means an Award described in Article 11 of the Plan.

      2.12 "Performance Shares" means shares of Stock that are subject to an Award pursuant to Article 9 of the Plan.

      2.13 "Restricted Stock" means shares of Stock that are issued to a Grantee subject to restrictions under Article 8 of the Plan.

      2.14 "Stock" means the Common Stock, without par value, of the Company or any successor class of stock.

      2.15 "Stock Appreciation Right" means the right to receive, pursuant to an Award granted pursuant to Article 7 of the Plan, shares of Stock equal in value to the excess, at the time the right is exercised, of the Fair Market Value of the number of shares subject to the Award over the Fair Market Value of such shares at the time the Award was granted. A Stock Appreciation Right may be a Tandem Stock Appreciation
Right or a Nontandem Stock Appreciation Right.

      2.16  "Stock Option" means any Incentive Stock Option or
Nonqualified Stock Option to purchase shares of Stock granted to any Grantee pursuant to Article 6 of the Plan.

      2.17 "Subsidiary" means any person, firm, partnership, limited liability company or corporation at least 50% of the total combined voting power of which is owned directly or indirectly by the Company.



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      2.18  "Tandem Stock Appreciation Right" means any Stock Appreciation
Right granted pursuant to Article 7 of the Plan in conjunction with all or part of any Stock Option granted under the Plan pursuant to a Stock Option agreement which states that the Grantee may, in lieu of exercising the Stock Option, surrender the Stock Option and receive shares of Stock equal in value to the Stock Appreciation Right.

                                ARTICLE 3.
                              ADMINISTRATION

      3.1 Committee. The Plan shall be administered by a Committee appointed by the Board consisting of not less than two members, all of whom must be Non-Employee Directors. Any action of the Committee shall be taken by majority vote at a meeting called in accordance with procedures adopted by the Committee or by the unanimous written consent of the Committee.

      3.2 Authority of Committee. Subject to the other provisions of this Plan, and with a view to effecting its purpose, the Committee shall have sole authority in its absolute discretion: (i) to grant Awards under the Plan; (ii) to determine the officers, employees or directors to whom Awards shall be granted under the Plan; (iii) to determine the number of shares of Stock subject to any Award under the Plan; (iv) to establish the price, duration, performance measures and any other term, restriction or condition of an Award under the Plan; (v) to accelerate the time at which any outstanding Stock Option or Stock Appreciation Right may be exercised or the time when restrictions or conditions on any other Awards will lapse; (vi) to construe and interpret the Plan; (vii) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (viii) to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.

      3.3 Liability; Indemnification. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or to any Award granted thereunder. In addition, directors and members of the Committee shall be eligible for indemnification from the Company, pursuant to the Company's Bylaws, with respect to any matter arising under the Plan.

                                ARTICLE 4.
                          STOCK SUBJECT TO PLAN

      4.1 Maximum Number of Shares Subject to the Plan. The maximum aggregate number of shares of Stock available pursuant to the Plan, subject to adjustment as provided in Article 14 hereof, shall be 450,000 shares of the Stock. If any Stock Option granted pursuant to the Plan expires or terminates for any reason before it shall have been exercised in full, the unpurchased shares subject to such expired or terminated Stock Option shall again be available for the purposes of the Plan, except that any unpurchased shares that have been subject to a


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Stock Option in connection with which a Tandem Stock Appreciation Right has also been granted shall be reduced by the number of shares issued in connection with the Tandem Stock Appreciation Right. If any Nontandem Stock Appreciation Right granted pursuant to the Plan expires or terminates for any reason before all shares subject thereto have been issued, the unissued shares associated with such Nontandem Stock Appreciation Rights shall again be available for the purposes of the Plan.

If any shares issued pursuant to a Restricted Stock Award shall be forfeited, such shares shall again be available for the purposes of the Plan. If a Performance Share Award terminates for any reason before all of the shares associated with such Performance Share Award shall have been issued pursuant thereto, such unissued shares shall again be available for the purposes of the Plan. If any Stock Appreciation Right or Performance Shares are paid in cash rather than in shares, in whole or in part, the number of shares of Stock available under the Plan will be reduced by the number of shares to which the cash payment relates.

      4.2 Maximum Number of Shares For Any Individual. Notwithstanding any other term or provision of the Plan, the aggregate number of shares of Stock with respect to which Awards under the Plan may be granted to any individual shall not exceed 250,000 shares of Stock of the Company. If a Stock Option is canceled, terminated or repriced, the canceled, terminated or repriced Stock Option shall be counted against the maximum number of shares for which Awards may be granted to such Grantee. If cash is paid to a Grantee in settlement of any Stock Appreciation Right or Performance Shares Award, the number of shares to which the cash payment relates shall be counted against the maximum number of shares for which Awards may be granted to such Grantee.

      4.3 Reservation of Shares of Common Stock. The Company, during the term of this Plan, will at all times reserve and keep available such number of shares of the Stock as shall be sufficient to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of the Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the Stock as to which the requisite authority shall not have been obtained.

                                ARTICLE 5.
                               ELIGIBILITY

      Awards under the Plan may be granted to persons identified by the Committee who are executive, supervisory and other key employees, officers or directors of the Company or any Subsidiary. Notwithstanding the foregoing, Incentive Stock Options to purchase shares of Stock may be granted pursuant to the Plan only to executive or supervisory employees of the Company or a Subsidiary that is a corporation, including directors and officers who are also employees of the


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 Company or a Subsidiary that is a corporation.

                                ARTICLE 6.
                              STOCK OPTIONS

      6.1 Grant of Stock Options. The Committee may cause the Company to grant Stock Options for the purchase of shares of Stock to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such Stock Options may be granted either alone or in addition to other Awards granted under the Plan. The Stock Options granted under the Plan shall be designated as either: (i) Incentive Stock Options or (ii) Nonqualified Stock Options.

      6.2 Stock Option Terms and Conditions. Stock Options granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The terms and conditions of Stock Options granted under the Plan, including the satisfaction of corporate or individual performance objectives and other vesting standards, may differ one from another as the Committee shall, in its discretion, determine, as long as all Stock Options granted under the Plan satisfy the requirements of the Plan.

      6.3 Purchase Price. The purchase price for shares acquired pursuant to the exercise, in whole or in part, of any Stock Option shall be determined by the Committee at the time of grant, subject to the limitations set forth in this Section 6.3. In no event shall the purchase price of any Stock Option be less than the Fair Market Value of the shares at the time of the grant of the Stock Option; except that for any Grantee who owns more than 10% of the combined voting power of all classes of stock of the Company, the purchase price of any Incentive Stock Option shall not be less than 110% of Fair Market Value. The applicable Stock Option agreement may provide for adjustments to the purchase price, as the Committee shall determine, provided that the purchase price shall never be less than the initial purchase (except to the extent such adjustments are pursuant to Article 13). The purchase price so determined shall also be applicable in connection with the exercise of any Tandem Stock Appreciation Right granted with respect to such Stock Option.

      6.4 Duration of Stock Options. Each Stock Option and all rights thereunder granted pursuant to the terms of the Plan shall expire ten years from the date on which the Stock Option is granted; provided, however, that no Incentive Stock Option granted to an employee who owns more than 10% of the combined voting power of all classes of stock of the Company may be exercisable after the date five years from the date of the Award.

      6.5   Exercise of Stock Options.    Unless otherwise provided by the
applicable Stock Option agreement, each Stock Option shall be exercisable as follows:


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      Up to 20% of the total shares subject to the Stock Option on and at any time after the first anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 40% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the second anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 60% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the third anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 80% of the total shares subject to the Stock Option (including any shares previously purchased under the Stock Option) on and at any time after the fourth anniversary of the date of grant of the Stock Option and prior to termination of the Option;

      Up to 100% of the total shares subject to the Stock Option
      (including any shares previously purchased under the Stock Option) on and at any time after the fifth anniversary of the date of grant of the Stock Option and prior to termination of the Option.

No Stock Option may be exercised for a fraction of a share of Stock. Unless otherwise provided by the applicable Stock Option agreement, the purchase price of any shares purchased shall be paid in full in cash or by certified or cashier's check payable to the order of the Company, by surrender of shares of Stock held by the Grantee for more than six months and having a value at the exercise date equal to the exercise price, or through a cashless exercise through a broker-dealer registered with the Securities and Exchange Commission, or by a combination of any of the foregoing. If any portion of the purchase price is paid in shares of Stock, those shares shall be valued at their Fair Market Value as of the day of delivery. No Grantee, or Grantee's executor, administrator, legatee, or distributes, shall be deemed to be a holder of any shares subject to a Stock Option unless and until a stock certificate or certificates for such are issued to such Grantee under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 13. The exercise of Stock Options under the Plan shall be subject to the withholding requirements as set forth in Section 14.1.

      6.6 Written Notice Required. A Stock Option shall be exercised when written notice of that exercise, stating the number of shares of Stock


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with respect to which the Stock Option is being exercised, has been given to the Company at its principal office, to the attention of the Corporate Secretary, by the Grantee and full payment for the shares with respect to which the Stock Option is exercised has been received by the Company.

      6.7 Maximum Amount of Incentive Stock Options in Any Calendar Year. The aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options are first exercisable by any Grantee during any calendar year under the terms of this Plan and all other such plans of the Company and any parent and Subsidiary shall not exceed $100,000. Any Stock Option in excess of the foregoing limitation shall be deemed a Nonqualified Stock Option to the extent of such excess.

      6.8 Cancellation of Stock Appreciation Rights. Upon exercise of all or a portion of a Stock Option, any related Tandem Stock Appreciation Rights shall be canceled with respect to an equal number of shares of Stock.

                                ARTICLE 7.
                        STOCK APPRECIATION RIGHTS

      7.1 Grant of Stock Appreciation Rights. The Committee may cause the Company to grant Stock Appreciation Rights to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine.

Such Stock Appreciation Rights may be granted either alone or in addition to other Awards granted under the Plan. The Stock Appreciation Rights granted under the Plan shall be designated as either: (i) Tandem Stock Appreciation Rights or (ii) Nontandem Stock Appreciation Rights.

      7.2 Stock Appreciation Rights Terms and Conditions. Stock Appreciation Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The terms and conditions of Stock Appreciation Rights granted under the Plan, including the satisfaction of corporate or individual performance objectives and other vesting standards, may differ one from another as the Committee shall, in its discretion, determine, as long as all Stock Appreciation Rights granted under the Plan satisfy the requirements of the Plan.

      7.3   Tandem Stock Appreciation Rights.

            7.3.1 Award of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted by the Committee in connection with any Stock Option granted under the Plan, either at the time the Stock Option is granted or thereafter at any time prior to the exercise, termination or expiration of the Stock Option, except that in the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.


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            7.3.2 Limitations on Exercise of Tandem Stock Appreciation
      Rights. A Tandem Stock Appreciation Right shall be exercisable only to the extent that the related Stock Option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the related Stock Option). Upon the exercise of all or a portion of Tandem Stock Appreciation Rights, the related Stock Option shall be canceled with respect to the shares of Stock to which the exercised portion of the Tandem Stock Appreciation Rights relates.

            7.3.3 Surrender or Exchange of Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right shall entitle the Grantee to surrender to the Company unexercised the related Stock Option, or any portion thereof, and to receive from the Company in exchange therefor that number of shares of Stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one (1) share of Common Stock at the time the Tandem Stock Appreciation Right is exercised over (B) the purchase price per share specified in such Stock Option, multiplied by (ii) the number of shares of Stock subject to the Stock Option, or portion thereof, which is surrendered. Cash shall be delivered in lieu of any fractional shares.

      7.4   Nontandem Stock Appreciation Rights.

            7.4.1 Award of Nontandem Stock Appreciation Rights. Nontandem Stock Appreciation Rights may be granted by the Committee in a manner not related to a grant of a Stock Option. At the time of grant of a Nontandem Stock Appreciation Right, the Committee shall specify the number of shares of Stock covered by such right and the base price of shares of Stock to be used in connection with the calculation described in Section 7.4.2 below. The base price of a Nontandem Stock Appreciation Right shall be not less than 100% of the Fair Market Value of a share of Stock on the date of grant. A Nontandem Stock Appreciation Right shall be exercisable during such period as the Committee shall determine.

            7.4.2 Exercise of Nontandem Stock Appreciation Rights. The exercise of a Nontandem Stock Appreciation Right shall entitle the Grantee to receive from the Company that number of shares of Stock having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value of one (1) share of Stock at the time at which the Nontandem Stock Appreciation Right is exercised over (B) the base price of the shares covered by the Nontandem Stock Appreciation Right, multiplied by (ii) the number of shares of stock covered by the Nontandem Stock Appreciation Right, or the portion thereof being exercised. Cash shall be delivered in lieu of any fractional shares.

      7.5 Settlement of Stock Appreciation Rights. As soon as is reasonably practicable after the exercise of a Stock Appreciation Right, the Company shall (i) issue, in the name of


the Grantee, stock certificates representing the total number of full shares of Stock to which the Grantee is entitled pursuant to Section 7.3.3 or Section 7.4.2 hereof and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional shares, and
(ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the Stock Appreciation Right in cash pursuant to Section 7.6, deliver to the Grantee an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares of Stock it would otherwise be obligated to deliver. The settlement of any Stock Appreciation Right under the Plan shall be subject to the withholding requirements as set forth in Section 16.1.

      7.6 Cash Settlement. The Committee, in its discretion, may cause the Company to settle all or any part of its obligation arising out of the exercise of a Stock Appreciation Right by the payment of cash in lieu of all or part of the shares of Stock it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise.

      7.7 Written Notice Required. A Stock Appreciation Right shall be exercised when written notice of that exercise, stating the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised, has been given to the Company at its principal office, to the attention of the Corporate Secretary, by the Grantee.

                                ARTICLE 8.
                            RESTRICTED STOCK

      8.1 Grant of Restricted Stock. The Committee may cause the Company to grant Restricted Stock to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.

      8.2 Restrictions and Conditions. Restricted Stock granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The restrictions and conditions imposed on Restricted Stock granted under the Plan, including the satisfaction of corporate or individual performance objectives, may differ from one Award to another as the Committee shall, in its discretion, determine as long as all Awards satisfy the requirements of the Plan; provided, however, that no grant shall require any payment of cash consideration by the recipient. Each Award of Restricted Stock shall be effective as of the date so stated in the resolution of the Committee making the Award.

      8.3 Duration of Awards. The restrictions and conditions imposed upon any Restricted Stock shall lapse, in whole or in part, as provided in the agreement pursuant to which the Award is made, but in no event later than ten years from the date of the Award.



      8.4 Restricted Stock Certificates. Each certificate issued for shares of Restricted Stock shall be registered in the name of the Grantee and shall be deposited by him or her with the Company, to the attention of the Corporate Secretary, together with a stock power endorsed in blank. The shares shall be subject to restrictions as to transferability as provided in Article 11 and to such other restrictions and conditions as may be imposed by the Committee at the time of making the Award (the "restrictions and conditions"), which shall be referenced by a conspicuous legend on the reverse side of the stock certificate representing the shares.

      8.5 Rights of Holders of Restricted Stock. Subject to the restrictions and conditions, the Grantee shall be the owner of the Restricted Stock and shall have all of the rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Restricted Stock and the right to vote the shares. In the event there is a change in the Stock as described in Article 13, any shares or other securities issued with respect to shares subject to restrictions and conditions under the Plan shall be subject to the same restrictions and conditions, and the certificates therefor, together with a stock power endorsed in blank, shall be delivered to the Company, to the attention of the General Counsel.

      8.6 Delivery of Restricted Stock. Following the lapse of the restrictions and conditions imposed on any Restricted Stock, the certificate or certificates evidencing such shares shall be reissued by the Company in the name of the Grantee without legend (except to the extent that a legend may be necessary for compliance with applicable securities laws) and shall be delivered to the Grantee. The delivery of Restricted Stock under the Plan shall be subject to the withholding requirements as set forth in Section 14.1.

                                ARTICLE 9.
                           PERFORMANCE SHARES

      9.1 Grant of Performance Shares. The Committee may cause the Company to grant Performance Shares to Grantees under the Plan in such amounts as the Committee, in its sole discretion, shall determine. Such Performance Shares may be issued either alone or in addition to other Awards under the Plan. Each Performance Share grant shall confer upon the Grantee the right to receive a specified number of shares of Stock contingent upon the achievement of specified corporate or individual performance objectives within a specified period.

      9.2 Terms and Conditions. Performance Shares granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time approve. The Committee shall specify the performance objectives and the period of duration of the Performance Shares Award at the time that such Award is granted. Any Performance Share Award granted under this Plan shall constitute an unfunded promise to issue shares of Stock to the Grantee in the future upon the completion of specified conditions. No Grantee shall be deemed to be a holder of any shares subject to a Performance Shares Award unless


and until a stock certificate or certificates for such are issued to such Grantee under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date stock certificates are issued pursuant to any Performance Shares Award, except as provided in Article 13. The settlement of any Performance Shares Award shall be subject to the withholding requirements as set forth in Section 14.1.

      9.3 Cash in Lieu of Stock. In lieu of some or all of the shares earned by achievement of the specified performance objectives within the specified period, the Committee may distribute cash in an amount equal to the Fair Market Value of the Stock at the time that the performance objective is achieved within the specified period multiplied by the number of Performance Shares.

      9.4 Performance Objective Period. The duration of the period within which to achieve the performance objectives is to be determined by the Committee, but in no event shall the duration be later than ten years from the date of the Award.

                                ARTICLE 10.
                   PERFORMANCE-BASED COMPENSATION AWARDS

      10.1 Awards. All Stock Options and Stock Appreciation Rights granted to key executive, supervisory and key employees under the Plan are Performance-based Compensation Awards if they are granted at an exercise price that is not less than Fair Market Value at the time of the Award. Restricted Stock and Performance Shares awarded to key executive and supervisory employees are also Performance-based Compensation Awards under this Article if granted subject to a written agreement between the Company and the Grantee setting forth one or more objective performance goals based on the criteria set forth in Section 10.2 that are required to be met in order for an Award to vest in the Grantee. The performance goals must be established in writing by the Committee prior to the employee's performance of the relevant services and while the outcome under the goal or goals is substantially uncertain.

      10.2 Performance Goals. The performance goals established by the Committee with respect to a specific Performance-based Compensation Award must be based on one or more of the following criteria: achieving targeted revenues; control of operating expenses; increases in operating cash flow; increases in operating income; and achieving targeted net income and achieving targeted operating margins.

      10.3 Limitations of Shares. The maximum number of shares that may be subject to Awards under the Plan contained in Section 4.1 and the maximum number of shares for any individual contained in Section 4.2 include Performance-based Compensation Awards.



                              ARTICLE 11.
                      TERMINATION OF EMPLOYMENT

      11.1 Termination of Employment. If a Grantee ceases to be employed by the Company or a Subsidiary for any reason other than death, disability or normal retirement, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire three months after the date of termination of employment, unless otherwise provided in the applicable Award agreement. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.2 Disability; Normal Retirement. If a Grantee becomes disabled within the meaning of Section 22(e)(3) of the Code or retires under the Company's normal retirement policy while employed by the Company, or a Subsidiary, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire one year after the date of termination of employment due to disability or normal retirement, unless a longer or shorter period of exercise is provided in the applicable Award agreement. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.3 Death of Grantee. if a Grantee dies while employed by the Company, or a Subsidiary, any Stock Option or Stock Appreciation Right granted to such Grantee shall expire one year after the date of death, unless a longer or shorter period of exercise is provided in the applicable Award agreement. During the exercise period after death, the Stock Option or Stock Appreciation Right may be exercised, to the extent provided in the applicable Award agreement, by the person or persons to whom the Grantee's rights under the Award Agreement shall pass by will or by the laws of descent and distribution but in no event may the Stock Option or Stock Appreciation Right be exercisable more than ten years from the date of grant. Any Restricted Stock or Performance Shares granted to such Grantee shall be terminated or forfeited, unless otherwise provided in the applicable Award agreement.

      11.4 Termination as Nonemployee Director of the Company. If a nonemployee director ceases to be a director of the Company, the Grantee's rights upon such termination shall be governed in the manner of an Grantee's rights upon termination of employment as set forth above.

      11.5 Extent of Exercise. Any Stock Option exercisable following the termination of employment of an Optionee for any reason shall be exercisable only as to the number of shares with respect to which it was exercisable on the date of termination.



                                ARTICLE 12.
                          TRANSFER RESTRICTIONS

      Stock Options and Stock Appreciation Rights that have not been exercised by the Grantee and Restricted Stock and Performance Shares that are subject to restrictions and conditions shall not be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Awards shall be void, except for a transfer by will or by the laws of descent and distribution. Notwithstanding the foregoing, the Committee may grant Nonqualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships of such family members, or, to the extent such transfers may be made in compliance with Rule 16b-3 and applicable tax laws, limited liability companies of such family members. for purposes of this Article 12, the phrase "immediate family member" shall mean spouse, children or grandchildren of the Grantee.

                               ARTICLE 13.
                               ADJUSTMENTS

      If the shares of Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the Company is the surviving entity, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Awards may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised or unvested Awards, or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding Awards shall be made without change in the aggregate purchase price applicable to the unexercised portion of any such Award, but with a corresponding adjustment in the price for each share or other unit of any security covered by the Award. In making any adjustment pursuant to this Article 13, any fractional shares shall be disregarded.

                                ARTICLE 14.
                        MISCELLANEOUS PROVISIONS

      14.1 Tax Withholding. With respect to any Award under the Plan, the Company shall have the right to require Grantees or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy federal, state and local withholding requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy all withholding tax requirements. Within the discretion of the Committee, the Company may withhold the tax required to be withheld from any other cash compensation then or thereafter payable to the Grantee, or, if deemed necessary by the Company, the Company may sell or


withhold a portion of shares of Stock to be delivered to the Grantee pursuant to the Plan to provide sufficient funds for withholding tax and delivery of the proceeds to the Company.

      14.2 Termination, Amendment of Plan. The Board may at any time terminate, amend or revise the terms of the Plan; provided that no amendment or revision shall, without the approval of the Company's shareholders, (i) increase the maximum aggregate number of shares that may be sold or distributed pursuant to Awards granted under this Plan, except as permitted under Article 13; (ii) change the minimum purchase price for shares of Stock that may be received by exercise of Stock Option or Stock Appreciation Right under the Plan; (iii) increase the maximum duration established under the Plan for any Award; or (iv) permit the granting of an Award to anyone other than specified in Article 5.

      14.3 Prior Rights and Obligations. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee or other person who has received an Award, alter or impair any of that Grantee's rights or obligations under any Award granted under the Plan prior to such amendment, suspension, or termination.

      14.4 Employment. Nothing in the Plan or in any Award shall confer upon any eligible employee any right to continued employment by the Company, or a Subsidiary, or limit in any way the right of the Company or a Subsidiary at any time to terminate or alter the terms of that employment.

      14.5 Securities Laws. Shares of Stock issuable pursuant to this Plan may, at the option of the Company, be registered under applicable federal and state securities laws, but the Company shall have no obligation to undertake such registrations and may, in lieu thereof, issue shares hereunder only pursuant to applicable exemptions from such registrations. In the event that no such registrations are undertaken, the shares shall be issued only to persons who qualify to receive such shares in accordance with the exemption from registration on which the Company relies. In connection with any Award of shares or the reissuance of certificates under the Plan, the Committee may require appropriate representations from the recipient of such shares and take such other action as the Committee may deem necessary, including but not limited to placing restrictive legends on certificates evidencing such shares and placing stop transfer instructions in the Company's stock transfer records, or delivering such instructions to the Company's transfer agent, in order to assure compliance with any such exemptions. Notwithstanding any other provision of the Plan, no shares will be issued pursuant to the Plan unless such shares have been registered under all applicable federal and state securities laws or unless, in the opinion of counsel satisfactory to the Company, exemptions from such registrations are available.

      14.6 Compliance with Section 16(b). In the case of Grantees who are or may be subject to Section 16 of the Securities Exchange Act of 1934, it is the intent of the Company that this Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3, so that such Grantees will be entitled to the


benefits of Rule 16b-3 or any other exemptive rule under Section 16 and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as applicable to Grantees who are or may be subject to
Section 16.

      14.7 Reorganization. Except as otherwise provided in the applicable Award agreement, in the event of a consolidation or a merger in which the Company is not the surviving corporation, or any other merger in which the shareholders of the Company exchange their shares of Stock in the Company for stock of another corporation, or in the event of complete liquidation of the Company, or in the case of a tender offer approved by the Board, all Awards that are unexercised or still subject to any restrictions and conditions shall thereupon be terminated or forfeited, provided that the Committee may, prior to the effective date of any such transaction, either (i) make all such Awards immediately vested or exercisable or (ii) arrange to have the surviving corporation grant to the Grantees replacement Award on terms which the Board shall determine to be fair and reasonable; provided, however, that the Option shall become immediately exercisable as to all of the shares upon the occurrence of a "change of control" of the Company as hereinafter defined.

      For purposes of this Section 14.7, a "change of control" shall be deemed to have occurred upon the occurrence of any of the following events:

            14.7.1 Any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") but excluding any employee benefit plan of the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; or

            14.7.2 Individuals who are "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority of the Board of Directors; or

            14.7.3 The Board of Directors shall approve a sale of all or substantially all of the assets of the Company; or

            14.7.4 The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company the consummation of which would result in the occurrence of any event described in clause (i) or (ii) above.

      For purposes of the foregoing, "Continuing Directors" shall mean (i) the directors of the Company in office on the date hereof and (ii) any successor to any such director (and any


additional director) who after the date hereof was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection.

      14.8 Effective Date and Term of Plan. The effective date of this Plan is January 29, 1998; provided, however, that no Award granted hereunder may be exercised or become vested unless and until the Plan is approved by the shareholders of the Company. No Awards may be granted under the Plan after January 28, 2008.


                                    16